Exhibit 10.12

FORM OF

LETTER OF CREDIT COLLATERALIZATION AGREEMENT

This Letter of Credit Collateralization Agreement (this “Agreement”) is made effective as of March 22, 2019 (the “Effective Date”), by and among Dougherty’s Pharmacy, Inc. (the “Company”) and the parties listed on Schedule 1 (each a “Collateral Party” and collectively, the “Collateral Parties”). The Company and the Collateral Parties are collectively referred to herein as the “Parties.”

WHEREAS, the Company has requested that LegacyTexas Bank (“Legacy”) establish that certain Irrevocable Letter of Credit No. 444801 (the “Letter of Credit”) in the initial amount of $825,000 effective as of the Effective Date and initially expiring on March 22, 2020 (subject to adjustment pursuant to the terms of the Letter of Credit) in favor of Associated Food Stores, Inc.;

WHEREAS, in connection with the issuance of the Letter of Credit, Legacy required the Company to execute a Promissory Note on the Effective Date (the “Promissory Note”) providing a line of credit in the principal amount of up to $825,000 which is secured by certain deposit accounts (each a “Deposit Account, and collectively, the “Deposit Accounts”) owned by the Collateral Parties in the amounts set forth on Schedule 1, collectively holding an amount $825,000 (the “Collateral”);

WHEREAS, the interest in the Collateral is granted pursuant to Assignments of Deposit Accounts in favor of Legacy effective as of the Effective Date (each an “Assignment,” and collectively, the “Assignments”) executed by the Collateral Parties;

WHEREAS, the Collateral Parties have agreed to provide and maintain such Assignments in the Collateral under the terms of this Agreement and in exchange for the consideration provided for herein;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms and conditions set forth below, the Parties hereto, intending to be legally bound, hereby agree as follows:

1.       Assignment of Collateral. Each of the Collateral Parties hereby agrees to execute and maintain their respective Assignments in favor of Legacy to secure the Promissory Note pursuant to the terms thereof;

Quarterly Maintenance Payments. As partial consideration for executing and maintaining the Assignments of Collateral, the Company shall pay each Collateral Party an amount equal to 10% per annum on the amount held in the Deposit Account assigned as Collateral pursuant to such Collateral Party’s Assignment, accruing on the basis of a year of 365 days for the actual number of days elapsed (“Maintenance Payments”) until the earlier of such time as (a) such Assignment is terminated or expires pursuant to its terms or (b) the Collateral Party is reimbursed for such Collateral as provided herein. Maintenance Payments shall be due and payable quarterly on each March 31, June 30, September 30 and December 31 at the address specified on Schedule 1 hereto. The first such Maintenance Payment shall be due on June 30, 2019. In the event that the Company shall fail to pay any Maintenance Payment or reimbursement payment provided for in Section 4 hereof when due and such payment shall not have been made within five (5) days of the Company’s receipt of a Collateral Party’s written notice of such failure, until such time as such delinquent payment(s) are made, Maintenance payments shall increase to the lesser of 18% per annum on the amount held in the Deposit Account assigned as Collateral pursuant to such Collateral Party’s Assignment or the Highest Lawful Rate. “Highest Lawful Rate” means the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged, or received on the indebtedness under the laws of the United States and the State of Texas applicable thereto which are presently in effect or, to the extent allowed by law, under such applicable laws of the United States and the State of Texas which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow, in any case after taking into account, to the extent required by applicable law, any and all relevant payments or charges under any documents executed in connection herewith.

2.                Issuance of Warrants. As additional consideration for executing and maintaining the Assignments of Collateral, the Company shall issue to each Collateral Party a warrant in the form attached hereto as Exhibit A (each, a “Warrant” and, collectively, the “Warrants”) to purchase up to a number of shares of Common Stock, par value $0.0001 of the Company (the “Warrant Shares”), equal to the number of shares set forth opposite each Collateral Party’s name on Schedule 1 hereto;

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3.                Reimbursement of Collateral Parties. In the event that Legacy applies any funds representing Collateral of any Collateral Party to obligations of the Company for indebtedness under the Promissory Note or any other obligation of the Company under the terms of one or more of the Assignments, the Company shall promptly (but in any event within 30 days of application of such amounts) reimburse any amounts so applied by Legacy. In the event that the

4.                Further Assurances. The Parties hereto hereby agree to enter into and execute and deliver such further instruments and documents, including assignments and conveyance documents, security agreements and commitments, and similar contracts and agreements, and take such other reasonable actions as may be necessary or appropriate to implement and effectuate the terms, provisions and actions described in this Agreement, as reasonably determined and requested by the Company.

5.                Representations and Warranties of the Company. The Company represents and warrants to each Collateral Party that, as of the Effective Date:

(a)              Organization and Good Standing. The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; (ii) has the power and authority to own, lease and operate its properties and carry on its business as now conducted; and (iii) is duly qualified, licensed to do business and in good standing as a foreign corporation in each jurisdiction where the failure to be so qualified or licensed could reasonably be expected to have a material adverse effect on the Company.

(b)             Valid Issuance of Warrant Shares.

(i)               The Warrant Shares. The Warrant Shares issuable upon exercise of the Warrants will, when issued, sold and delivered in accordance with the terms of this Agreement and the Warrant for the consideration provided for herein and therein, be duly authorized and validly issued.

(ii)             Reserve. The Company has reserved and will hold available out of the aggregate of its authorized but unissued common stock the number of shares of its common stock issuable upon the exercise of the Warrants, until such time as the Warrants are exercised, terminated or expire.

(iii)           Securities Laws. Based in part on the representations made by the Collateral Parties in Section 7 hereof, the offer and sale of the Warrants solely to the Collateral Parties in accordance with this Agreement and the Warrant and (assuming no change in currently applicable law, no transfer of Warrants by the Collateral Party and no commission or other remuneration is paid or given, directly or indirectly, for soliciting the issuance of Warrant Shares upon exercise of the Warrants) the issuance of the Warrant Shares is intended to be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) and the securities registration and qualification requirements of the currently effective provisions of the securities laws of the states in which each Collateral Party is a resident based upon their addresses set forth on Schedule 1 attached hereto.

(c)              Authority. The execution, delivery and performance by the Company of each of this Agreement and the Warrants to be executed by the Company and the consummation of the transactions contemplated thereby (i) are within the power of the Company and (ii) have been duly authorized by all necessary actions on the part of the Company.

(d)             Enforceability. Each of this Agreement and the Warrants executed, or to be executed, by the Company has been, or will be, duly executed and delivered by the Company and constitutes, or will constitute, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

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(e)              Non-Contravention. The execution and delivery by the Company of the this Agreement and the Warrants executed by the Company and the performance and consummation of the transactions contemplated thereby do not and will not (i) violate the Company’s certificate of incorporation or bylaws or any material judgment, order, writ, decree, statute, rule or regulation applicable to the Company; (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other Person to accelerate (whether after the giving of notice or lapse of time or both), any material mortgage, indenture, agreement, instrument or contract to which the Company is a party or by which it is bound; or (iii) result in the creation or imposition of any security interest, mortgage, pledge, lien, claim, charge or other encumbrance (“Lien”) upon any property, asset or revenue of the Company (other than any Lien arising under this Agreement and the Warrants) or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations, or any of its assets or properties.

(f)              Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or other Person (including, without limitation, the shareholders of any Person) is required in connection with the execution and delivery of this Agreement and the Warrants executed by the Company and the performance and consummation of the transactions contemplated thereby, other than such as have been obtained and remain in full force and effect and other than such qualifications or filings under applicable securities laws as may be required in connection with the transactions contemplated by this Agreement.

(g)             No Other Representations. The Company has not made, nor will be deemed to have made, any representation or warranty in connection with this Agreement, the Warrants or the transactions contemplated hereby other than as expressly made in this Section 6.

6.       Representations and Warranties of Collateral Parties. Each Collateral Party, severally and not jointly, represents and warrants to the Company that, as of the Effective Date:

(a)       Binding Obligation. Such Collateral Party has full legal capacity, power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement and the Warrant issued to such Collateral Party constitute valid and binding bligations of such Collateral Party, enforceable in accordance with their terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(b)           Securities Law Compliance. Such Collateral Party has been advised that the Warrants and the underlying Warrant Shares have not been registered under the Securities Act, or any state securities laws and, therefore, cannot be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. Such Collateral Party is aware that the Company is under no obligation to effect any such registration with respect to the Warrants or the underlying Warrant Shares or to file for or comply with any exemption from registration. Such Collateral Party has not been formed solely for the purpose of making this investment and is acquiring the Warrants hereunder for its own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof, and Collateral Party has no present intention of selling, granting any participation in, or otherwise distributing the same. Such Collateral Party has such knowledge and experience in financial and business matters that such Collateral Party is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment without impairing such Collateral Party’s financial condition and is able to bear the economic risk of such investment for an indefinite period of time. Such Collateral Party is an accredited investor as such term is defined in Rule 501 of Regulation D under the Securities Act and shall submit to the Company such further assurances of such status as may be reasonably requested by the Company. The residency of the Collateral Party (or, in the case of a partnership or corporation, such entity’s principal place of business) is correctly set forth beneath such Collateral Party’s name on Schedule 1 hereto.

(c)            Access to Information. Such Collateral Party acknowledges that the Company has given such Collateral Party access to the corporate records and accounts of the Company and to all information in its possession relating to the Company, has made its officers and representatives available for interview by such Collateral Party, and has furnished such Collateral Party with all documents and other information required for such Collateral Party to make an informed decision with respect to the acquisition of the Warrants.

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(d)           Tax Advisors. Such Collateral Party has reviewed with its own tax advisors the U.S. federal, state and local and non-U.S. tax consequences of the transactions contemplated by this Agreement. With respect to such matters, such Collateral Party relies solely on any such advisors and not on any statements or representations of the Company or any of its agents, written or oral. Such Collateral Party understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment and the transactions contemplated by this Agreement.

7.       Miscellaneous.

(a)       Waivers and Amendments. Any provision of this Agreement and the Warrants may be amended, waived or modified only upon the written consent of the Company and Collateral Parties granting Assignments covering more than 50% of the aggregate Collateral; provided, however, that no such amendment, waiver or consent shall: (i) reduce the amount of Collateral specified in an Assignment without the affected ’s written consent, or (ii) reduce the rate of interest of any Note without the affected Collateral Party’s written consent. Any amendment or waiver effected in accordance with this paragraph shall be binding upon all of the parties hereto.

(b)             Governing Law. This Agreement and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without regard to the conflicts of law provisions of the State of Texas or of any other state.

(c)             Jurisdiction and Venue. Each of the Parties irrevocably consents to the exclusive jurisdiction of, and venue in, the state and federal courts in Dallas County in the State of Texas, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, and agrees that process may be served upon them in any manner authorized by the laws of the State of Texas for such persons.

(d)             Successors and Assigns. Subject to the restrictions on transfer described herein or in the Warrants, the rights and obligations of the Company and the Collateral Parties shall be binding upon and benefit their respective successors, assigns, heirs, administrators and transferees of the parties.

(e)             Assignment by the Company. The rights, interests or obligations hereunder may not be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of Collateral Parties granting Assignments covering more than 50% of the aggregate Collateral.

(f)              Entire Agreement. This Agreement together with the Warrants constitute and contain the entire agreement among the Company and Collateral Parties with respect to the subject matter hereof and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

(g)             Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by electronic mail (if to a Collateral Party or any other holder of Company securities) or otherwise delivered by hand, messenger or courier service addressed:

(i)               if to a Collateral Party, to the Collateral Party’s address or electronic mail address as shown in Schedule 1, as may be updated in accordance with the provisions hereof; and

(ii)             if to the Company, to the attention of Stewart Edington at 5924 Royal Lane, Suite 250, Dallas, Texas 75230, or at such other current address as the Company shall have furnished to the Collateral Parties.

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally-recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one business day after deposit with the courier), or (ii) if sent via mail, at the earlier of its receipt or five days after the same has been deposited in a regularly-maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or (iii) if sent via electronic mail, upon confirmation of delivery when directed to the relevant electronic mail address, if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next business day. In the event of any conflict between the Company’s books and records and this Agreement or any notice delivered hereunder, the Company’s Schedule 1 will control absent fraud or error.

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(h)             Severability. The Company’s agreement with each of the Collateral Parties is a separate agreement and the issuance of the Warrants to each of the Collateral Parties is a separate issuance. Unless otherwise expressly provided herein, the rights of each Collateral Party hereunder are several rights, not rights jointly held with any of the other Collateral Parties. Any invalidity, illegality or limitation on the enforceability of the Agreement or any part thereof, by any Collateral Party whether arising by reason of the law of the respective Collateral Party’s domicile or otherwise, shall in no way affect or impair the validity, legality or enforceability of this Agreement with respect to other Collateral Parties. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(i)               Counterparts. Counterparts This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. This Agreement and any signed agreement entered into in connection herewith or contemplated hereby, and any amendments hereto or thereto, to the extent signed and delivered by facsimile, by electronic mail in “portable document format” (“.pdf”) form, or any other electronic transmission, shall be treated in all manner and respects as an original contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such contract, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties.

[Signatures on following pages]

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IN WITNESS WHEREOF, this Agreement is executed effective as of the Effective Date.

COMPANY:

DOUGHERTY’S PHARMARCY, INC.,
a Delaware corporation

By: _________________________
Name: Setwart Edington
Title: Chief Executive Officer

COLLATERAL PARTIES:

By: _____________________
Name: ___________________
Title: ____________________

By: _____________________
Name: ___________________
Title: ____________________

By: _____________________
Name: ___________________
Title: ____________________

By: _____________________
Name: ___________________
Title: ____________________

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